EXHIBIT 23

                            MARVIN B. SEIDMAN, C.P.A.
                          Certified Public Accountants
                              8501 S.W. 29th Street
                              Miami, Florida 33155
                                 (305) 221-8271



May 21, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

                  I hereby consent to the use of the financial statements prepared by Marvin B. Seidman, C.P.A. on behalf of Distribution Management Services, Inc. (the "Company") for the fiscal year ended May 31, 2002 in the Company's Form 10-KSB/A for the fiscal year ended May 31, 2003 to be filed with the Securities and Exchange Commission.


                                         Very truly yours,



                                         /s/ Marvin B. Seidman, C.P.A.
                                         -------------------------------
                                         MARVIN B. SEIDMAN, C.P.A.






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